UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

NEXT FUEL, INC.
(EXACT NAME OF COMPANY AS SPECIFIED IN CHARTER)

Nevada	333-148493	32-2305768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

821 Frank Street Sheridan WY	82801
(Address of Principal Executive Offices)	(Zip Code)

(307) 674-2145
(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 24, 2011 Ciris Energy, Inc. ("Ciris") filed a complaint against us and Mr. Song Jin, our President, Chief Technical Officer a member of our Board of Directors and a shareholder, in the District Court of Larimer County, Colorado entitled Ciris Energy, Inc. v Song Jin, an individual and Next Fuel, Inc. (Case Number 2011CV1712) regarding alleged breaches of Dr. Jin's non-competition agreement with Ciris.

That lawsuit has now been resolved.

As part of the resolution of the lawsuit, Mr. Jin and Next Fuel agreed that Mr. Jin, for a period of four months ending March 17, 2012, and within the United States, The People’s Republic of China, and Indonesia, shall not be involved in any research, business development, marketing, strategic planning, project oversight and/or management, technology sales, grant preparation, or any other work related to the biological conversion of coal to methane. Dr Jin will otherwise continue his normal duties as officer and director of Next Fuel.

We received the settlement agreement and mutual release signed by Ciris on December 19, 2011.The Colorado court retains jurisdiction over the law suit until the agreed restrictions are complied with.

This settlement agreement has no monetary terms and NXFI admitted to no wrongdoing.

Depriving us of Mr. Song Jin's services in this important part of our business could adversely affect our coal to methane gas operations in the three countries affected by the settlement agreement, but we are free to utilize Mr. Song Jin's services to develop markets for our technology and services related to biogenic methane in countries that are not restricted by this settlement agreement. During this period he will also help us to investigate opportunities to develop or acquire other advanced technologies with focus on clean renewable energy.

With collaborations with leading research institutes, we will continue to focus on identifying and acquiring or developing a portfolio of growth opportunities with compelling market values and clean energy and environment stewardship.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT FUEL, INC.

DATED: December 20, 2011	By:	/s/ Robert H. Craig
Robert H. Craig
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated December 20, 2011